UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-49819	33-0931599
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On September 21, 2005, the Company engaged Mendoza Berger Company L.L.P. (“Mendoza Berger”) as its new independent registered public accounting firm to conduct the audit of the Company’s financial statements as of and for the year ended September 30, 2005. The decision to engage Mendoza Berger was made and approved by the Audit Committee of the Company’s Board of Directors. During the two most recent fiscal years and through September 21, 2005, the Company has not consulted with Mendoza Berger regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: September 26, 2005	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President (Duly Authorized Officer)